UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2014

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 23, 2014, Tessera Technologies, Inc. (the “Company”) issued a press release announcing that it and its wholly-owned subsidiary DigitalOptics Corporation (together with its subsidiaries, “DOC”) had entered into a definitive agreement with Shenzhen O-Film Tech Co., LTD. (“Shenzhen O-Film,” together with affiliates, collectively, “O-Film”) whereby O-Film will pay DOC $50 million, consisting of a $20.5 million prepaid royalty and support fee for a non-exclusive license to specific FotoNation product features, $7.5 million for a non-exclusive license for core MEMS auto-focus and other related intellectual property, an undisclosed future per unit royalty for MEMS-based camera modules, and $22 million for certain manufacturing equipment and supplies, and certain non-core patents and patent applications (including patents and patent applications for Wafer Level Optics, Micro Optics and camera module technology). The closing of the transaction is expected to be completed by October 2014, and is subject to customary closing conditions, including required government approvals in China and Taiwan. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2014

TESSERA TECHNOLOGIES, INC.

By:	/s/ Robert Andersen
Name:	Robert Andersen
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 23, 2014